                                                                     EXHIBIT 4.8


                          SECOND AMENDMENT AND WAIVER

          SECOND AMENDMENT AND WAIVER, dated as of September 25, 1998 (this "Amendment"), to the Credit Agreement, dated as of May 19, 1998 (as amended, supplemented or otherwise modified, the "Credit Agreement"), among Favorite Brands International, Inc., a Delaware corporation (the "Borrower"), Favorite Brands International Holding Corp., a Delaware corporation ("Holdings"), the several banks and other financial institutions parties thereto (the "Lenders"), Bank of America National Trust and Savings Association, as documentation agent for the Lenders (in such capacity, the "Documentation Agent") and as co-syndication agent (in such capacity, a "Co-Syndication Agent"), and The Chase Manhattan Bank, as letter of credit issuing bank, swingline lender, and as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as co-syndication agent (in such capacity, a "Co-Syndication Agent").


                                 W I T N E S S E T H:


          WHEREAS, the Borrower, Holdings, the Lenders, the Documentation Agent and the Administrative Agent are parties to the Credit Agreement; and

          WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be modified in the manner provided for in this Amendment and the Lenders are willing to agree to such modifications upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Borrower, Holdings, the Lenders, the Documentation Agent and the Administrative Agent hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have such meanings when used herein.

          2. Amendments to Section 1.1. (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical order:

          "Second Amendment Effective Date" shall mean the "Effective Date" as defined in the Second Amendment and Waiver dated as of September 25, 1998 to this Agreement.

          "Sponsor Loan" shall mean the $17,000,000 loan to be made to the Borrower by TPG, certain other equity holders of Holdings and their Affiliates and related parties as a condition to the effectiveness of the Second Amendment and Waiver dated as of September 25, 1998 to this Agreement. The Sponsor Loan shall (i) be unsecured, (ii) mature in a single installment after November 19, 2005, (iii) bear interest at a rate not in excess of 10% per annum, which interest shall accrue and not be payable until the scheduled principal maturity date and (iv) contain limited covenants, events of default and other terms reasonably satisfactory to the Administrative Agent.

          (b) Subsection 1.1 of the Credit Agreement is amended by deleting the definition of "Applicable Margin" and substituting therefor the following:

          "Applicable Margin" means (a) with respect to Base Rate Loans under the Facility B Term Commitment, 2.00% prior to the Second Amendment Effective Date, and 2.25% thereafter, (b) with respect to Offshore Rate Loans under the Facility B Term Commitment, 3.00% prior to the Second Amendment Effective Date, and 3.25% thereafter, (c) with respect to Base Rate Loans under any Revolving Credit Commitment, 1.50% prior to the Second Amendment Effective Date, and 1.75% thereafter and (d) with respect to Offshore Rate Loans under any Revolving Credit Commitment, 2.50% prior to the Second Amendment Effective Date, and 2.75% thereafter (i) in each case for the period from the Closing Date through the date which is three Business Days after the delivery of the financial reports and certificate delivered to the Administrative Agent pursuant to subsection 7.1(a) or 7.1(b) and subsection 7.2(b), respectively, for the fiscal quarter ending June 1999 and (ii) thereafter, the percentage specified below opposite the Total Debt to EBITDA Ratio (which ratio shall be calculated for the Four Trailing Quarters ending on the last day of such fiscal quarter) calculated for the periods described below:

Total Debt to EBITDA Ratio
at End of Fiscal Quarter                                Applicable Margin
------------------------                -------------------------------------------------
                                         Facility B Term Loans     Revolving Credit Loan
                                        -----------------------   -----------------------

                                           Base       Offshore       Base       Offshore
                                        Rate Loans   Rate Loans   Rate Loans   Rate Loans
                                        ----------   ----------   ----------   ----------
Less than 3.50 to 1.00                     1.75%        2.75%         .75%        1.75%

Greater than or equal to 3.50 to 1.00
but less than 4.00 to 1.00                 1.75%        2.75%        1.00%        2.00%

Greater than or equal to 4.00 to 1.00
but less than 4.50 to 1.00                 2.00%        3.00%        1.25%        2.25%

Greater than or equal to 4.50 to 1.00
but less than 5.00 to 1.00                 2.00%        3.00%        1.50%        2.50%

Greater than or equal to 5.00 to 1.00      2.25%        3.25%        1.75%        2.75%


     The Applicable Margin shall be adjusted automatically as to all Facility B Term Loans and Revolving Credit Loans then outstanding (without regard to the timing of Interest Periods) three Business Days after the delivery to the Administrative Agent of the financial reports and certificate delivered pursuant to subsections 7.1(a), 7.1(b) and 7.2(b), respectively, for the fiscal quarter ending June 1999, and three Business Days after delivery to the Administrative Agent of such financial reports and certificate for each fiscal quarter thereafter. If the Borrower fails to deliver such financial reports and certificate to the Administrative Agent for any such fiscal quarter by the date required hereunder, then the Applicable Margin for all Loans of any Type beginning three Business Days after such date shall, until three Business Days after delivery of such financial reports and certificate, be the next highest Applicable Margin for such Type as set forth in the chart above; thus, if the Applicable Margin for Facility B Term Loans had previously been 1.75% for Base Rate Loans and 2.75% for Offshore Rate Loans, a failure to deliver quarterly financials on a timely basis would cause the Applicable Margin for such Loans to be 2.00% and 3.00%, respectively, until three Business Days after such delivery.

          (c) Section 1.1 of the Credit Agreement is amended by adding at the end of the definition of "Consolidated Interest Expense" the following:

     Notwithstanding the foregoing, unpaid accrued interest on the Sponsor Loan shall be excluded in calculating Consolidated Interest Expense.

          (d) Section 1.1 of the Credit Agreement is amended by adding to the definition of "EBITDA" immediately after the phrase "Consolidated Interest Expense" which appears in clause (ii) thereof the phrase "(plus, to the extent deducted in computing such consolidated net income, unpaid accrued interest on the Sponsor Loan for such period)".

          (e) Section 1.1 of the Credit Agreement is amended by deleting the definition of "Total Debt" and substituting therefor the following:

          "Total Debt" means, as of any date of determination, the sum of the interest-bearing Indebtedness of the Borrower and its Subsidiaries on a consolidated basis, and, without duplication, all obligations with respect to the imputed principal portion of Capital Leases, except that Total Debt shall not include (i) Indebtedness in respect of Swap Contracts or (ii) obligations to the extent that such obligations are Contingent Obligations.

          (f) Section 1.1 of the Credit Agreement is amended by deleting from the definition of "Total Debt to EBITDA Ratio" the parenthetical clause beginning "(excluding the principal amount ...)".

          (g)  Section 1.1 of the Credit Agreement is amended by deleting clause
(i) which appears in the first parenthetical phrase of the definition of "Total Senior Secured Debt to EBITDA Ratio" and renumbering clauses (ii) and (iii) which appear in such parenthetical as clauses (i) and (ii), respectively.

          3. Amendment to Section 5.2. Section 5.2 of the Credit Agreement is amended by deleting from clause (d) the date "March 31, 1998" and substituting therefor the date "June 27, 1998".

          4. Amendment to Section 6.11. Section 6.11 of the Credit Agreement is amended by deleting from clause (c) the date "March 31, 1998" and substituting therefor the date "June 27, 1998".

          5. Amendment to Subsection 8.5. Subsection 8.5 of the Credit Agreement is amended by (i) deleting the word "and" from the end of clause (h),
(ii) deleting the period at the end of clause (i) and substituting therefor the phrase "; and" and (iii) adding the following new clause (j) at the end thereof:

               (j) the Sponsor Loan in a principal amount not to exceed $17,000,000.

          6. Amendment to Section 8.8. Section 8.8 of the Credit Agreement is amended by (i) deleting the word "and" from the end of clause (i), (ii) deleting the period from the end of clause (j) and substituting therefor the phrase "; and" and (iii) adding the following new clause (k) at the end thereof;

               (k) guarantees of the Sponsor Loan on terms satisfactory to the Administrative Agent by Subsidiaries which have guaranteed the Obligations.

          7. Deletion of Sections 8.14 and 8.15. Sections 8.14 and 8.15 of the Credit Agreement are deleted.

          8. Amendment to Section 8.16. Section 8.16 of the Credit Agreement is amended by replacing such Section with the following:

               8.16  Interest Coverage Ratio.

               The Borrower will not permit the ratio of EBITDA to Consolidated Interest Expense, as of the end of any Four Trailing Quarters ending on the dates listed below to be less than the ratio set forth opposite such dates:

             Measurement Date                           Ratio
             ----------------                           -----
             September 25, 1999                       1.00:1.00
             December 25, 1999                        1.10:1.00
             March 25, 2000                           1.10:1.00
             June 24, 2000                            1.20:1.00
             September 23, 2000                       1.25:1.00
             December 30, 2000                        1.25:1.00
             March 31, 2001                           1.30:1.00
             June 30, 2001                            1.40:1.00
             September 29, 2001                       1.75:1.00


             Measurement Date                           Ratio
             ----------------                           -----
             December 29, 2001                        1.75:1.00
             March 30, 2002                           2.00:1.00
             June 29, 2002                            2.00:1.00
             September 28, 2002                       2.00:1.00
             December 28, 2002                        2.00:1.00
             March 29, 2003                           2.00:1.00
             June 28, 2003                            2.25:1.00
             September 27, 2003                       2.25:1.00
             December 27, 2003                        2.25:1.00
             March 27, 2004                           2.25:1.00
             June 26, 2004                            2.25:1.00
             September 25, 2004                       2.50:1.00
             December 24, 2004                        2.50:1.00
             March 26, 2005                           2.50:1.00
             June 25, 2005                            2.50:1.00


          9. Amendment to Section 8.17. Section 8.17 of the Credit Agreement is amended by replacing such Section with the following:

              8.17  Senior Secured Debt to EBITDA.

              The Borrower will not permit the Total Senior Secured Debt to EBITDA Ratio for any Four Trailing Quarters ending on the dates listed below to be greater than the amount set forth opposite such dates:

             Measurement Date                           Ratio
             ----------------                           -----
             December 26, 1998                        5.25:1.00
             March 27, 1999                           4.50:1.00
             June 26, 1999                            4.00:1.00
             September 25, 1999                       3.75:1.00
             December 25, 1999                        3.25:1.00
             March 25, 2000                           3.25:1.00
             June 24, 2000                            2.75:1.00
             September 23, 2000                       2.75:1.00
             December 30, 2000                        2.50:1.00
             March 31, 2001                           2.50:1.00
             June 30, 2001                            2.25:1.00
             September 29, 2001                       2.25:1.00
             December 29, 2001                        2.25:1.00
             March 30, 2002                           2.00:1.00
             June 29, 2002                            2.00:1.00
             September 28, 2002                       2.00:1.00


             December 28, 2002                       2.00:1.00
             March 29, 2003                          2.00:1.00
             June 28, 2003                           2.00:1.00
             September 27, 2003                      2.00:1.00
             December 27, 2003                       2.00:1.00
             March 27, 2004                          2.00:1.00
             June 26, 2004                           2.00:1.00
             September 25, 2004                      2.00:1.00
             December 24, 2004                       2.00:1.00
             March 26, 2005                          2.00:1.00
             June 25, 2005                           2.00:1.00

          10. Addition of Section 8.26. Section 8 of the Credit Agreement is amended by adding the following new Section at the end thereof:

               8.26  Sponsor Loan.

               Neither the Borrower nor any of its Subsidiaries shall (i) prepay, redeem, purchase, defease, or otherwise satisfy prior to the scheduled maturity thereof in any manner the Indebtedness evidenced by the Sponsor Loan, (ii) make, create, incur, assume or suffer to exist any Lien upon or with respect to any of its property to secure the Sponsor Loan or any guarantee thereof, (iii) permit interest to be paid on the Sponsor Loan other than by accrual thereof, compounded not more frequently than quarterly, or (iv) enter into any modification, alteration or amendment of the documentation evidencing the Sponsor Loan or any guarantee thereof if such modification, alteration or amendment adversely affects the rights or interests of the Borrower or the Lenders.

          11. Amendment to Compliance Certificate. The form of Compliance Certificate is deemed to be amended to the extent required to reflect the amendments set forth herein.

          12. Waiver by Lenders. The Majority Facility B Lenders hereby waive compliance by the Borrower with the requirement of Section 2.7(b)(iii) of the Credit Agreement that the Borrower prepay the Term Loan with the net proceeds of the Sponsor Loan.

          13. Representations and Warranties. The Borrower hereby confirms, reaffirms and restates the representations and warranties made by it in Article 6 of the Credit Agreement except to the extent the same expressly relate to an earlier date; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment. The Company represents and warrants that no Default or Event of Default has occurred and is continuing.

          14. Continuing Effect of the Agreements. This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders, the Documentation Agent or the Administrative Agent. Except as expressly modified hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

          15. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Amendment (or its signature page thereof) shall be deemed to be an executed original thereof.

          16. Effectiveness. This Amendment shall be effective (the date of effectiveness, the "Effective Date") upon:

               (a) receipt by the Administrative Agent of counterparts hereof, duly executed and delivered by the Borrower, each other Loan Party for which a signature line is included below, the Majority Lenders, the Majority Revolving Credit Lenders and the Majority Facility B Lenders;

               (b) receipt by the Administrative Agent for the account of each Lender which returns an executed copy of this Amendment to the Administrative Agent on or prior to the close of business on Friday, October 9, 1998 of an amendment fee equal to .25% of the sum of such Lender's Revolving Credit Commitment and Term Loans, payable on the Effective Date; and

               (c) receipt by the Borrower of at least $17,000,000 in cash as the proceeds of the Sponsor Loan.

          17. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  FAVORITE BRANDS INTERNATIONAL, INC.

                                  By:
                                     -------------------------------
                                  Name:
                                  Title:

                                  FAVORITE BRANDS INTERNATIONAL
                                  HOLDING CORP.

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:


                                  THE CHASE MANHATTAN BANK,
                                    individually as a Lender,
                                    the Issuing Bank, the
                                    Swingline Lender, Co-Syndication Agent and as Administrative Agent

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:


                                  BANK OF AMERICA NATIONAL TRUST AND
                                  SAVINGS ASSOCIATION,
                                  as Documentation Agent, as Co-Syndication
                                  Agent and as a Lender

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:


                                  AT&T COMMERCIAL FINANCE
                                  CORPORATION

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:


                                  BANKBOSTON N.A., formerly known as
                                  BANK OF BOSTON

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:

                                  THE BANK OF NOVA SCOTIA

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:


                                  BANK OF TOKYO-MITSUBISHI TRUST
                                  COMPANY

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:


                                  BHF-BANK AKTIENGESELLSCHAFT

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:


                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:


                                  COMMERCIAL LOAN FUNDING TRUST I
                                  BY: Lehman Commercial Paper Inc., not in
                                      its individual capacity but solely as
                                      administrative agent

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:


                                  CYPRESSTREE SENIOR FLOATING RATE
                                  FUND
                                  BY: CypressTree Investment Management
                                      Company, Inc.
                                         As Portfolio Manager

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:

                                  DEBT STRATEGIES FUND, INC.

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:

                                  FIRST DOMINION FUNDING I

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:

                                  KZH CYPRESSTREE-1 LLC

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:

                                  KZH ING-1 LLC

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:

                                  KZH ING-2 LLC

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:

                                  KZH IV LLC

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:

                                  KZH III LLC

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:

                                  LASALLE NATIONAL BANK, as a Co-Agent

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:

                                  PILGRIM AMERICA PRIME RATE TRUST
                                  By: PILGRIM AMERICA INVESTMENTS INC.
                                      as its Investment Manager

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:


                                  MORGAN STANLEY DEAN WITTER
                                  PRIME INCOME TRUST

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:


                                  SENIOR DEBT PORTFOLIO
                                  By: Boston Management and Research as
                                      Investment Advisor

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:


                                  VAN KAMPEN AMERICAN CAPITAL PRIME
                                  RATE INCOME TRUST

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:


                                  SANKATY HIGH YIELD ASSET PARTNERS,
                                  L.P.

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:


                                  VAN KAMPEN CLO II, LIMITED,
                                  By: Van Kampen American Capital Management,
                                      Inc. as collateral manager

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:

                                  The undersigned Loan Parties hereby confirm that their obligations under the Loan Documents remain in full force and effect after giving effect to the foregoing Second Amendment and Waiver:


                                  TROLLI, INC.

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title:


                                  SATHER TRUCKING CORPORATION

                                  By:
                                     ---------------------------------
                                  Name:
                                  Title: